UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

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DRI CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

NOTICE OF THE
ANNUAL MEETING OF SHAREHOLDERS

Meeting Date	June 2, 2009

Meeting Time(s)	• Registration and continental breakfast will begin at 8:30 a.m. (Central).

• The Annual Meeting of Shareholders will commence at 9 a.m. (Central).

Meeting Location	The Annual Meeting of Shareholders will take place at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240.

Proposals	1. To elect seven directors to serve until the Annual Meeting of Shareholders in 2010;

2. To ratify the selection of independent auditors for fiscal year 2009; and

3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.

Record Date	This Proxy Statement is being furnished by the Company on behalf of the Company’s Board of Directors to holders of the Company’s Common Stock, par value $0.10 per share, holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share, holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share, and holders of the Company’s Series J Redeemable Convertible Preferred Stock, par value $0.10 per share (collectively, the “Shareholders” of record) as of April 13, 2009 (the “Record Date”) for the purpose of solicitation of the enclosed proxy card or voting instruction card for use in voting at the Annual Meeting of Shareholders.

Voting Methods	1. Internet: Use the Web site shown on the proxy card or voting instruction card

2. Telephone: Use the toll-free number shown on the proxy card or voting instruction card

3. Written Ballot: Complete and return a proxy card or voting instruction card according to directions thereon

4. In Person: Attend and vote at the Annual Meeting of Shareholders

Internet and telephone voting are available 24 hours a day; if you use one of these methods, you do not need to return a proxy card or voting instruction card. Unless you are planning to vote at the Annual Meeting of Shareholders, your vote must be received by 11:59 p.m. (Eastern) on June 1, 2009.

Shareholder Conduct During the Annual Meeting of Shareholders	Shareholders attending the Annual Meeting of Shareholders should review the Corporate Governance & Nominating Committee Charter, Appendix 9, which is available in the Governance section of the Company’s Web site, www.digrec.com, and includes rules of conduct that apply to the Annual Meeting of Shareholders. The rules of conduct that apply to this year’s Annual Meeting of Shareholders are different from the rules of conduct applicable in prior years.

This Notice of Annual Meeting and Proxy Statement is accompanied by DRI Corporation’s Annual Report on Form 10-K for Fiscal Year 2008. These materials may also be found via the Web site shown on the proxy card or voting instruction card.

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman, President and Chief Executive Officer
April 23, 2009

DRI CORPORATION
(A North Carolina Corporation)

Corporate Administration ▲ 13760 Noel Road, Suite 830 ▲ Dallas, Texas 75240
Phone: (214) 378-8992 ▲ Facsimile: (214) 378-8437 ▲ www.digrec.com

PROXY STATEMENT

For the Annual Meeting of Shareholders
To Be Held on June 2, 2009

THIS PAGE WAS INTENTIONALLY LEFT BLANK

ANNUAL MEETING OF SHAREHOLDERS

The DRI Corporation (the “Company”) Annual Meeting of Shareholders will be held June 2, 2009, at 9 a.m. (Central) at The Westin Galleria Dallas located at 13340 Dallas Parkway, Dallas, Texas 75240, for the purposes stated in the preceding “Notice of the Annual Meeting of Shareholders.” Registration and continental breakfast will begin at 8:30 a.m. (Central).

Shareholders attending the Annual Meeting of Shareholders should review the Corporate Governance & Nominating Committee (“CG&N Committee”) Charter, Appendix 9, which is available in the Governance section of the Company’s Web site, www.digrec.com, and includes rules of conduct that apply to the Annual Meeting of Shareholders. The rules of conduct that apply to this year’s Annual Meeting of Shareholders are different from the rules of conduct applicable in prior years.

SOLICITATION OF PROXIES

This Proxy Statement is being furnished by the Company on behalf of the Company’s Board of Directors to holders of the Company’s Common Stock, par value $0.10 per share (the “Common Stock”), holders of the Company’s Series G Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series G”), holders of the Company’s Series H Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series H”), and holders of the Company’s Series J Redeemable Convertible Preferred Stock, par value $0.10 per share (“Series J”) – collectively, the “Shareholders” of record – as of April 13, 2009 (the “Record Date”) for the purpose of solicitation of the enclosed proxy card or voting instruction card for use in voting at the Annual Meeting of Shareholders.

This proxy solicitation is being made by the Company. The Company will pay for the cost of this solicitation, including expenses incurred in connection with preparing and mailing this Proxy Statement. Expenses include charges by brokers, banks or their nominees, and other custodians and fiduciaries for forwarding proxy materials to the beneficial owners of shares held in the name of a nominee. Proxies may be solicited personally or by mail, electronic mail, facsimile, or telephone. Employees and directors of the Company may solicit proxies but will not receive any additional compensation for such solicitation.

A copy of the Company’s Annual Report on Form 10-K for fiscal year ended December 31, 2008, as filed with the Securities and Exchange Commission (“SEC”), accompanies this Proxy Statement. The Annual Report on Form 10-K, the Proxy Statement, and proxy card or voting instruction card are first being mailed to Shareholders on or about April 30, 2009.

This Proxy Statement, the accompanying proxy card or voting instruction card, and the accompanying Annual Report on Form 10-K for the fiscal year ended December 31, 2008, are available via the Web site shown on the proxy card or voting instruction card. The Company will furnish copies of these materials and a complete investor’s packet, including recent news releases and informational brochures, free of charge to any Company Shareholder or beneficial owner as of the Record Date who submits a written request to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

VOTING OF PROXIES

As a matter of policy, proxies, ballots and voting tabulations that identify individual Shareholders are held confidential by the Company. Such documents are available for examination only by the election inspectors who tabulate the votes. The identity of the vote of any Shareholder is not disclosed except as may be necessary to meet legal requirements.

All Shareholders as of the close of business on the Record Date are entitled to receive notice of, and to vote at, the Annual Meeting of Shareholders. As of the Record Date, the Company had 11,487,130 shares of Common Stock outstanding, 452 shares of Series G outstanding, 65 shares of Series H outstanding, and 90 shares of Series J outstanding.

As of the Record Date, holders of all Common Stock outstanding were entitled to cast 11,487,130 votes at the Annual Meeting of Shareholders. In addition, as of the Record Date, holders of all Series G shares outstanding were entitled to cast 1,013,452 votes, holders of all Series H shares outstanding were entitled to cast 156,250 of votes, and holders of all Series J shares outstanding were entitled to cast 199,115 votes at the Annual Meeting of Shareholders. The holders of all Common Stock, Series G, Series H, and Series J shares outstanding are representatives of the Company’s Voting Stock (“Voting Stock”). The combined total of votes entitled to be cast is 12,855,947.

The presence in person or by proxy of the holders of Voting Stock representing a majority of the eligible votes entitled to be cast as of the Record Date is necessary to constitute a quorum at the Annual Meeting of Shareholders and to decide all questions and other matters thereof. If a quorum is not present, the Shareholders entitled to vote who are present in person or represented by proxy at the Annual Meeting of Shareholders have the power to adjourn the meeting until a quorum is present or represented. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted at the Annual Meeting of Shareholders as originally notified.

Broker Non-Votes and Abstentions

If you own shares of Voting Stock in street name through a bank or broker, you may instruct your bank or broker how to vote your shares. “Broker non-votes” occur when a bank, broker or other nominee holder has not received voting instructions with respect to a particular matter and the nominee holder does not have discretionary power to vote on that matter. Broker non-votes will be treated as shares present for quorum purposes, but not treated as votes cast at the meeting, so they will have no effect on the outcome of any proposal being voted on at this year’s Annual Meeting of Shareholders.

Required Votes to Approve the Proposals

Proposal One, regarding the election of seven directors to serve until the Annual Meeting of Shareholders in 2010, must be approved by a plurality of the votes actually cast by holders of Voting Stock present in person or represented by proxy at this year’s Annual Meeting of Shareholders and entitled to vote thereon. This means that the person garnering the most votes cast may win election to a Board of Directors’ seat even if those votes do not constitute a majority of all votes cast.

Proposal Two, regarding the ratification of the selection of independent auditors for fiscal year 2009, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

REVOCABILITY OF PROXIES

Holders of Common Stock may revoke a proxy card or voting instruction card at any time before it is exercised by delivering written notice of revocation to: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

Holders of Series G, Series H and/or Series J preferred stock may revoke a proxy card at any time before it is exercised by delivering written notice of revocation to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

A proxy card or voting instruction card also may be revoked by voting in person at the Annual Meeting of Shareholders and, in the case of a Shareholder who submits votes telephonically or over the Internet, the Shareholder may revoke the prior voting instructions by providing subsequent instructions in like manner. If your shares of Voting Stock are held by a broker, bank or other nominee on the Record Date and you wish to vote in person at the Annual Meeting of Shareholders, you must obtain from that holder a proxy card or voting instruction card issued in your name. Unless the proxy card or voting instruction card is revoked or received in such form that it is rendered invalid, the shares of Voting Stock represented by the proxy card or voting instruction card will be voted according to Shareholder instructions. If the proxy card or voting instruction card is signed and returned without specifying the Shareholder’s choices, the shares will be voted according to the Board of Directors’ recommendations.

DISSENTERS’ RIGHTS OF APPRAISAL

Holders of the Company’s Voting Stock are not entitled to dissenters’ rights of appraisal under the North Carolina Business Corporation Act with respect to any of the proposals in this Proxy Statement.

SHAREHOLDER CONDUCT DURING THE
ANNUAL MEETING OF SHAREHOLDERS

Shareholders attending the Annual Meeting of Shareholders should review the Corporate Governance & Nominating Committee (“CG&N Committee”) Charter, Appendix 9, which is available in the Governance section of the Company’s Web site, www.digrec.com, and includes rules of conduct that apply to the Annual Meeting of Shareholders. The rules of conduct that apply to this year’s Annual Meeting of Shareholders are different from the rules of conduct applicable in prior years.

SUMMARY OF PROPOSALS

Proposal	Board Recommendation

1. Election of Directors	For Each Director Nominee
2. Ratification of Auditors	For
3. To transact such other business as may be properly brought before the meeting and any adjournment or postponement thereof.	The Board of Directors knows of no other proposals or matters properly presented according to the Company’s Amended and Restated Bylaws, as amended.

Details of each proposal follow.

PROPOSAL ONE

ELECTION OF DIRECTORS

Director Candidate Submissions Process

Nominations for the Company’s Board of Directors must be made pursuant to the terms of the Company’s Amended and Restated Bylaws, as amended. Director candidates may be nominated by either (a) a majority of the Board of Directors or (b) any Shareholder entitled to vote at this year’s Annual Meeting of Shareholders. A person may not be elected as a director of the Company unless nominated in accordance with the procedures set forth in the Company’s Amended and Restated Bylaws, as amended.

Nomination of Director Candidates by Shareholders

Shareholders submitting candidates for election to the Board of Directors must deliver a notice in writing to the Secretary of the Company. The notice shall be delivered to, or mailed and received at, the principal executive offices of the Company at least 60 days, but not more than 90 days, prior to the date of a scheduled Shareholders’ meeting, regardless of postponements, deferrals, or adjournments of that meeting to a later date; provided, however, that if less than 70 days’ notice or prior public disclosure of the schedule date of such a meeting is given or made, then, in order for the notice by the Shareholder to be timely, such notice must be delivered or received within 10 days of the day on which such notice of the date of the scheduled meeting was mailed or the day on which such a public disclosure was made, whichever is earlier.

The Shareholder’s notice shall set forth:

•	the name, age, business address and residence address of each candidate;

•	the principal occupation or employment of each candidate;

•	the class and number of shares of stock of the Company that are beneficially owned by each candidate, if any, on the date of the Shareholder notice;

•	any other information relating to such candidate that is required to be disclosed in solicitations of proxies with respect to nominees for election as directors pursuant to Regulation 14A under the Securities and Exchange Act of 1934, as amended (the “Exchange Act”);

•	the name and address, as it appears on the Company’s books, of the Shareholder(s) and any other Shareholders known by such Shareholder to support the nomination of such candidate; and

•	the class and number of shares of stock of the Company that are beneficially owned by such Shareholder(s) and by any other Shareholders known by such Shareholder to support such nominees on the date of the Shareholder notice.

The Board of Directors may also request any person nominated by, or at the direction of, the Board of Directors for election as a director at a meeting of the Shareholders to furnish to the Secretary of the Company the same information required to be set forth in a notice of Shareholders’ meeting, which pertains to the nominee.

For a complete description of the director candidate submission process, please see the full text of Article II, Section 12 of the Company’s Amended and Restated Bylaws, as amended, which are filed as Exhibit 3.4 to the Company’s Current Report on Form 8-K filed with the SEC on September 18, 2006.

Minimum Qualifications for Director Candidate Nominees

Other than the procedural requirements set forth in the Company’s Amended and Restated Bylaws, as amended, and supplemented by the requirements in the CG&N Committee Charter, there are no prescribed minimum requirements for director candidates. However, the Company’s CG&N Committee considers a number of factors in making recommendations regarding director candidates, and the process is the same whether evaluating candidates recommended by Shareholders or directors.

With approval from the Board of Directors, the CG&N Committee uses the following criteria during the selection of directors and director candidates:

•	Character, reputation, willingness and ability to serve;

•	Evidence of ability to be loyal to the Company and the best interest of its Shareholders;

•	Business, industry, market and financial knowledge and/or experience, including understanding of at least the basic principles of finance and accounting;

•	The needs of the Board of Directors in maintaining appropriate skill sets, experience, expertise, and knowledge for the Board of Directors to best carry out its responsibilities to the Shareholders;

•	Evidence of independent and strategic thinking; and

•	Absence of any real, potential, or perceived present or past affiliation or activities that might, in the opinion of the CG&N Committee, not be in the best interest of the Shareholders.

These requirements and other considerations are described in more detail in the CG&N Committee Charter, which is available within the Governance section of the Company’s Web site, www.digrec.com.

In addition, a thorough examination of the candidate’s background is made to determine his or her related business knowledge, ethics, any potential conflicts of interest, including nepotism, and his or her independence as defined in NASDAQ® Rule 4200(a)(15). Unless otherwise indicated, references in this Proxy Statement related to the “independence” of a director or director candidate shall be made in this context of the requirements for independence set forth in NASDAQ® Rule 4200(a)(15).

Director Candidates Recommended by Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s Shareholders concerning candidates for consideration as director nominees.

Director Candidates Recommended by Five Percent Shareholders

Neither the Company’s Corporate Secretary nor its Board of Directors received information from the Company’s five percent Shareholders concerning candidates for consideration as director nominees.

Fees

The Company does not pay fees to any third party to identify, evaluate, or assist in identifying or evaluating potential nominees.

Board of Directors’ Recommended Director Nominees and Their Independence

With the unanimous approval of the Board of Directors, the CG&N Committee (all members of which are independent) hereby submits the following director nominees and knows of no reason why they would not be able to serve as directors:

Director Nominees

	Current Position	Term Expires
Name	With Company	(If Elected)

John D. Higgins	Lead Independent Director	2010
Huelon Andrew Harrison	Independent Director	2010
C. James Meese Jr.	Independent Director	2010
Stephanie L. Pinson	Independent Director	2010
John K. Pirotte	Independent Director	2010
Juliann Tenney	Independent Director	2010
David L. Turney	Director, Chairman of the Board, President and Chief Executive Officer	2010

All of the Board of Directors’ director nominees, with the exception of David L. Turney, are considered to be independent as defined in NASDAQ® Rule 4200(a)(15).

If any nominee should for any reason become unable to serve, the shares represented by all valid proxies will be voted for the election of such other person as the Board of Directors may designate, or the Board of Directors may reduce the number of directors to eliminate the vacancy.

With regard to the Company’s total return to Shareholders, it is important to remember the Company’s historical investments in technology and international growth when considering each director nominee’s past performance. As a result of these investments, the Company has grown its international business to more than 58 percent of the Company’s total annual revenue as of December 31, 2008. The Company’s international footprint provides a degree of insulation from the woes of any one market sector. As the Company reaches critical mass, thanks in part to improved operating results, Shareholders might logically expect returns to improve in the future.

Biographies of Director Nominees

The following biographies for the Company’s director nominees include their recent employment, other directorships, education and age as of the date of this Proxy Statement.

John D. Higgins, age 76, has been a Company director since 1998 and lead director since 2000, the year in which the Company’s lead director concept was initiated. From 1990 through November 1999, Mr. Higgins was Senior Vice President of Corporate Finance for Royce Investment Group, Inc., certain assets of which were subsequently acquired by Investec Ernst & Company, an international investment and merchant banking firm. Mr. Higgins is currently retired from Investec Ernst and pursuing personal business interests. He holds B.B.A. and M.B.A. degrees from Hofstra University.

Huelon Andrew Harrison, age 48, has more than 20 years’ professional experience in commercial banking, focusing on generating significant increases in relationship with historically under-served clients. He has integrated his professional experience in banking, transportation, civic affiliations, community outreach and tourism to provide clients with strategic planning, management, and decision-making abilities. This unique combination coupled with his strategic alliances has afforded Mr. Harrison the opportunity to effectively support municipalities, communities, and businesses. Since 1987, Mr. Harrison has been principal of Legacy Resource Group (and its predecessor entity) in Dallas, which provides consulting services to businesses, organizations, and individuals. His primary focus there is strategic partnering, business development, and adaptive management. From 2007 to present, Mr. Harrison provided consulting services for ACT 21, a joint venture assisting with goals for disadvantaged, minority and/or women-owned business enterprises that were set forth by Dallas Area Rapid Transit (“DART”). From 2006 to 2008, Mr. Harrison served as Minority and/or Women-owned Business Enterprises (“M/WBE”) Coordinator of the Cedar Hill Government Center, where he provided M/WBE coordination services for Hunt Construction. From 1991 to 2006, Mr. Harrison served as Vice President, Community Relationship Manager at Chase Bank (formerly Bank One, Texas, N.A.) in its Dallas Community Banking Group where he managed a portfolio of more than 400 clients. While there, he also served as company liaison to business owners, not-for-profit organizations and community groups. From 1990 to 1991, Mr. Harrison was Vice President, Commercial Lending at First City, Texas. While there, he was responsible for developing and implementing marketing programs to increase commercial and consumer borrowing activity. Mr. Harrison is affiliated with several professional and community-based organizations. Since 2008, Mr. Harrison has served as Chairman of the Dallas Community Development Commission. From 1996 to 2008, Mr. Harrison served as a Board member of the Dallas Convention & Visitors Bureau. Since 1990, he has served as a Trustee of the African American Museum in Dallas. From 2004 to 2006, Mr. Harrison was Chairman of the American Public Transportation Association Transit Board Members’ Council. From 2003 to 2005, he served as Chairman of the DART Board of Directors. From 2002 to 2005, Mr. Harrison was Chairman of West Dallas Community Centers, Inc. From 2002 to 2004, he was Chairman of the Dallas Black Chamber of Commerce. From 1996 to 1998, Mr. Harrison was Chairman of the City of Dallas Urban Rehabilitation Standards Board. From 1998 to 2006, he served as a member of the DART Board of Directors. In 1981, Mr. Harrison earned a Master of Business Administration (Finance) with Honors from Atlanta University in Georgia. In 1980, he graduated Magna Cum Laude from Southern University in Baton Rouge, La., where he earned a Bachelor of Science (Accounting).
C. James Meese Jr., age 67, has been a Company director since 1991. Since 1989, Mr. Meese has provided advice and assistance to both middle-market and emerging companies on issues of company valuations, acquisitions and divestitures, market development, corporate governance, capital acquisition, strategic planning, exit strategies and organizational structuring through Business Development Associates, Inc., a strategic advisory firm, where he serves as the President. Prior to 1989, he spent approximately 20 years in various senior corporate marketing, business development and finance positions. Sixteen of those years were spent with West Pharmaceutical Services Inc., currently a $1.1 billion/year annual revenue NYSE®-traded company. Mr. Meese was a member of the company’s Top Management Committee during his last four years with West. Mr. Meese is also a director of Smart Online Inc. (SOLN.OB), and The Raleigh Rescue Mission and its Foundation. He is Chairman of the Raleigh Rescue Mission Board and serves on a variety of committees in his directorships, including the Chairmanship of Smart Online’s Audit Committee. He has been designated as an Audit Committee Financial Expert under the regulations of the Sarbanes-Oxley Act of 2002 legislation and is a member of the National Association of Corporate Directors. Mr. Meese received a B.A. degree in Economics from the University of Pennsylvania and an M.B.A. from Temple University.

Stephanie L. Pinson, age 72, has been a Company director since 2001. She serves as president of Gilbert Tweed Associates, Inc., a well established retained executive search firm based in New York City. She joined Gilbert Tweed in 1981, has been an owner since 1987, and served as principal prior to 1996, when she became president. She is a member of the Gilbert Tweed Board of Directors and has responsibility for the operations of the firm. Ms. Pinson is the practice leader for Gilbert Tweed’s widely recognized Transportation Search Practice, specializing in searches for Public Transit Authorities and their suppliers and supporting aviation and port clients. With her partner, Janet Tweed Gusman, Ms. Pinson also is engaged in the Information Technology, Insurance and Industrial Practices. Her work with high technology and manufacturing companies is global in nature, and she directs Gilbert Tweed’s offices in Bombay and New Delhi, India. Prior to joining Gilbert Tweed Associates, Ms. Pinson served as Director of Relocation Services for Real Estate World in Boulder, Colo., from 1978 to 1980. From 1972 to 1980, she studied and taught Medieval English Literature at Rutgers University. Ms. Pinson serves in a variety of association and not-for-profit board positions. She is a past member of the American Public Transportation Association (“APTA”) Executive Committee, having served as Vice Chair-Business Members and Vice Chair-Business Members at Large. She also served on the APTA Chairman’s Diversity Council and is a member of the Women’s Transportation Seminar Advisory Board. Ms. Pinson received her bachelor’s and master’s degrees in English Literature from Rutgers University, where she also qualified for the Ph.D.

John K. Pirotte, age 59, has been a Company director since 1996. He is President of Axxiom Manufacturing, Inc., a privately held manufacturer of air blast equipment. He was Chairman and Chief Executive Officer of CORPEX Technologies Inc., a privately held company that develops and markets surface active chemical technology, from 1990 to December 2005. From March 1997 to December 2003, he served as President of Matrix Surface Technologies Inc., a privately held company that developed and marketed mechanical surface treatment technologies. Mr. Pirotte also served as President and Chief Operating Officer of Teleion Wireless, Inc., a privately held company that develops and markets wireless data communication modules, from August 2000 to March 2002. In addition, Mr. Pirotte was Chairman and Chief Executive Officer from 1981 until 1988 and Chief Financial Officer from 1979 to 1981 of The Aviation Group, Inc., a former NASDAQ®-listed company that was acquired in 1985. He is a member of the Board of Directors of Pharmanetics, Inc., a private biotech company which has ceased operations. Mr. Pirotte holds a B.A. degree from Princeton University and an M.S. degree from New York University Graduate School of Business Administration.
Juliann Tenney, age 56, has been a Company director since 1991. Employed by the University of North Carolina at Chapel Hill since July 2007, and prior to that, Duke University from September 1998, she currently serves as Director of the Institutional Research Compliance Program. She has occasionally served as a lecturer in Duke University’s Nonprofit Management program since 1989. From August 1990 through July 1993, she served as Executive Director of the Southern Growth Policies Board, an interstate alliance charged with designing economic development and growth strategies for southern governors and legislators. From August 1988 to August 1990, Ms. Tenney served as Director, Economic and Corporate Development, North Carolina Biotechnology Center. From November 1987 to August 1988, Ms. Tenney was Assistant Secretary at the North Carolina Department of Commerce. From August 1985 to November 1987, she was Executive Director of the North Carolina Technological Development Authority. Prior to that time, she was a practicing attorney with an emphasis on real estate and business. Ms. Tenney received a B.A. degree from the University of North Carolina and a law degree from Duke University.

David L. Turney, age 65, has been the Company’s Chairman of the Board, President and Chief Executive Officer since May 1998 and a Company director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc. (“RTI”), which was merged into the Company in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition, and financing assignments for selected clients. Until the merger, the Company was an RTI client; all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., an NYSE® listed company prior to its acquisition by a private investor. Mr. Turney’s team founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial, operational and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members’ group, he presently serves on the APTA Business Members’ Board of Governors, Legislative Committees, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute (“MTI”), which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act serving as Chairman of MTI in 2007 and 2008. MTI conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.

Vote Required for Proposal One

Proposal One, regarding the election of nominees to serve as directors, must be approved by a plurality of the votes actually cast by holders of the Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

PROPOSAL TWO

TO RATIFY THE SELECTION OF
INDEPENDENT AUDITORS FOR FISCAL YEAR 2009

Upon recommendation of the Audit Committee, the Board of Directors has selected Grant Thornton LLP to serve as independent public accountants of the Company for its fiscal year ending December 31, 2009. Although ratification is not required by the Company’s Amended and Restated Bylaws, as amended, or otherwise, the Board of Directors seeks to have the Shareholders ratify the selection of Grant Thornton LLP. Even if the selection is ratified, the Board of Directors in its discretion may select different independent public accountants at any time during the year if it determines that such a change would be in the best interests of the Company and its Shareholders.

Grant Thornton LLP has served as the Company’s independent public accountants since October 6, 2008. Previously, PricewaterhouseCoopers LLP served in that role from September 10, 2004 to October 1, 2008.

Current Principal Accountant’s Presence at This Year’s Annual Meeting of Shareholders

Grant Thornton LLP representatives are expected to be present at this year’s Annual Meeting of Shareholders. They will be given an opportunity to make a statement if it is their desire to do so, and they will be available to respond to appropriate questions from Shareholders.

Vote Required for Proposal Two

Proposal Two, regarding the approval of the selection of independent auditors, must be approved by a majority of the votes actually cast by holders of Voting Stock present in person or represented by proxy at the Annual Meeting of Shareholders and entitled to vote thereon.

CORPORATE GOVERNANCE DISCLOSURE

Current Directors and Director Independence

The Company’s Board of Directors currently is comprised of seven directors:

•	John D. Higgins, Lead Independent Director;

•	Huelon Andrew Harrison, Independent Director;

•	C. James Meese Jr., Independent Director;

•	Stephanie L. Pinson, Independent Director;

•	John K. Pirotte, Independent Director;

•	Juliann Tenney, Independent Director; and

•	David L. Turney, Director, Chairman of the Board, President and Chief Executive Officer.

With the exception of David L. Turney, all of the Board of Directors’ current directors are independent.

Shareholder Communications With Current Directors

To communicate with the Company’s current directors, Shareholders should submit their comments by (1) sending written correspondence via mail or courier to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; (2) completing the online form via the “Contact Us” page at www.digrec.com; (3) e-mailing ir@digrec.com; (4) calling (214) 378-8992; or (5) faxing (214) 378-8437.

For more information about the Company’s Policy and Guidelines on Shareholder-Initiated Communications, refer to the CG&N Committee Charter, Appendix #8, which is available in the Governance section of the Company’s Web site, www.digrec.com.

Board of Directors’ Meetings in Fiscal Year 2008

The Company’s Board of Directors held five meetings in fiscal year 2008. All of the Company’s current directors attended more than 75 percent of the aggregate of meetings of the Board of Directors and committees on which they served during fiscal year 2008. All of the directors attended the Annual Meeting of Shareholders in June 2008. All continuing directors and director nominee(s) are encouraged but not required to attend this year’s Annual Meeting of Shareholders.

Board of Directors’ Committees

The Board of Directors has delegated certain of its authority to its Audit, CG&N, Executive, Human Resource & Compensation (“HR&C”) and Technology committees.

The following table summarizes each current director’s committee involvement. David L. Turney, the Company’s Chairman, President and Chief Executive Officer, chairs the Executive Committee as a voting member and also attends in a non-voting, “ex-officio” capacity for all other committees at the discretion of such committees. Lawrence A. Hagemann, the Company’s Vice President and Chief Technology Officer, attends as a voting, non-director member of the Technology Committee. No member or chair of any other committee is an officer or employee of the Company.

Summary of the Committees on Which Current Company Directors Serve

	Independent
Name	Director	Audit		CG&N		Executive		HR&C		Technology(1)

John D. Higgins(2)	Yes	X		X	(3)	X
Huelon Andrew Harrison	Yes							X
C. James Meese Jr.	Yes	X		X						X	(3)
Stephanie L. Pinson	Yes			X				X
John K. Pirotte	Yes	X	(3)			X				X
Juliann Tenney	Yes							X	(3)
David L. Turney	No					X	(3)

Notes:

(1)	The Company’s Vice President and Chief Technology Officer Lawrence A. Hagemann attends as a voting, non-director member of the Technology Committee

(2)	Lead Director

(3)	Committee Chairperson

Each committee has a formal charter, which is annually reviewed and modified as appropriate; committee charters are generally summarized in the committee reports in this Proxy Statement. Each committee’s complete charter is located within the Governance section of the Company’s Web site, www.digrec.com. Upon request, copies of committee charters will be provided without charge to the Company’s Shareholders. Such requests may be made by contacting: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; or by e-mail message to: ir@digrec.com.

Audit Committee

The Company has a separately designated Audit Committee established for the purpose of overseeing the accounting and financial reporting processes of the Company and the audits of its financial statements.

The Audit Committee met 10 times in fiscal year 2008. It has three members, all of whom are independent: John K. Pirotte (Chair), John D. Higgins, and C. James Meese Jr. David L. Turney, Chairman, President and Chief Executive Officer, as well as Stephen P. Slay, Vice President, Chief Financial Officer, Secretary, and Treasurer, both attend at the discretion of the Audit Committee in non-voting, “ex-officio” capacities. The Audit Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during each Audit Committee meeting.

The Board of Directors has determined that at least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee.

The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders, and directly manages the relationship with the audit firm, including setting of all related fees. The Audit Committee evaluates and approves any proposed retention of the independent auditor or its affiliates for any audit-related, tax and routine non-audit services, and reviews and approves the fee and other contractual arrangements for those services. The Company’s independent auditors report directly to the Audit Committee.

The complete Audit Committee Report appears herein.

Corporate Governance and Nominating Committee

The CG&N Committee met three times in fiscal year 2008. It has three members, all of whom are independent: John D. Higgins (Chair), C. James Meese Jr., and Stephanie L. Pinson. David L. Turney attends at the discretion of the CG&N Committee in a non-voting, “ex-officio” capacity. The CG&N Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during each CG&N Committee meeting.

The CG&N Committee plays a key role in leading good governance policies and practices within the Company. It considers the Company’s governance key and integral to increased shareholder value. Its major areas of governance focus include: (1) clarifying the duties and responsibilities of the Board of Directors and the CG&N Committee; (2) evaluating the Board of Directors’ structure and composition, including filling the seats of the Audit, HR&C, and CG&N committees with non-executive directors; (3) monitoring policies and practices of the Board of Directors and meetings, as well as Shareholder meetings, communications and conduct, including the Company’s Code of Conduct and Ethics; (4) reviewing and monitoring the structure and performance of the Board of Directors, individual directors and committees; (5) facilitating and leading, through a lead independent director concept, regular closed meetings of non-executive directors as part of all Board of Directors’ meetings; and (6) seeking and evaluating nominees for directorship.

Seeking to assure that an appropriate mix of talent and experience is present to adequately represent the Shareholders, the CG&N Committee also:

•	Leads the initiative to identify, screen, recruit, interview, recommend and (when so elected or appointed) orient individuals deemed to be appropriate to serve on the Board of Directors;

•	Considers recommendations from all sources, including director nominees submitted by the Company’s Shareholders, as related to serving on the Board of Directors; and

•	Acts as an advisory committee to the Board of Directors with respect to populating committees (subsequently voted upon by the Board of Directors).

Procedures for submitting director candidates can be found within the CG&N Committee Charter, which is available in the Governance section of the Company’s Web site, www.digrec.com. The CG&N Committee evaluates Shareholder submissions in the same manner and under the same criteria as submissions by members of the Board of Directors.

During fiscal year 2008, the CG&N Committee assessed and evaluated the size and composition of the Board of Directors in context of having appropriate and necessary talent and resources with which to fully discharge duties at both the Board of Directors’ level and also at the working committee level as presently considered appropriate. It determined and recommended to the Board of Directors the slate of directors to be submitted to the Shareholders in this Proxy Statement. The CG&N Committee also reviewed and adopted changes to its Charter related to Shareholder meetings, communications and conduct.

Executive Committee

The Executive Committee met six times in fiscal year 2008. It has three members: Chairman of the Board, President and Chief Executive Officer David L. Turney (chair) and independent directors John D. Higgins and John K. Pirotte. The Executive Committee does not exclude non-independent directors and managers during its meetings; however, a closed session of the independent directors occurs during each Executive Committee meeting.

The Executive Committee acts for the Company’s Board of Directors within specified limits of authority primarily focused on balance sheet subject matters, strategic issues, financing, and mergers and acquisitions. Additionally, it serves in an advisory or “sounding board” capacity for the Company’s Chief Executive Officer in all respects with particular emphasis on corporate strategic matters, balance sheet and financing issues. The Executive Committee also provides an oversight function for long duration initiatives of strategic nature and fulfills a review and monitoring function in areas of performance deficiency or difficulties.

During fiscal year 2008, the Executive Committee considered several merger and acquisition-related propositions, as well as balance sheet, financing, and cash flow related matters and alternatives, approving for subsequent consideration and ratification by the Board of Directors, as appropriate, certain financing actions as more fully presented in the Annual Report on Form 10-K for fiscal year ended December 31, 2008.

Human Resource and Compensation Committee

The HR&C Committee met four times in fiscal year 2008 in formal sessions and conducted numerous separate informal communications sessions on various issues. It has three members, all of whom are independent: Juliann Tenney (Chair), Huelon Andrew Harrison and Stephanie L. Pinson. David L. Turney attends at the discretion of the HR&C Committee in a non-voting, “ex-officio” capacity. The HR&C Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during each HR&C Committee meeting.

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations and perquisites for all of the Company’s employees, which are summarized in the HR&C Committee Report included in this Proxy Statement.

The HR&C Committee has delegated its authority, subject to compliance with the compensation policy as set forth by the HR&C Committee, to the Chief Executive Officer to determine the compensation of the Chief Financial Officer and the other named executive officers. In determining compensation of a named executive officer, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that the Company’s overall compensation policy objectives are met.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee monitors the Company’s compensation policies and practices, as well as reviews the compensation decisions made by the Chief Executive Officer for all other named executive officers for conformance to performance- and market-based compensation considerations.

The HR&C Committee strives to align strategy, values and management compensation initiatives with shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee reviews succession planning and progression in the Company. To the extent practicable given the Company’s size, management is encouraged by the HR&C Committee and the Board of Directors to maintain orderly succession plans for key positions.

The complete HR&C Committee Report appears herein.

Technology Committee

The Technology Committee met three times in fiscal year 2008. It has three members, two of whom are independent members of the Board of Directors: C. James Meese Jr. (Chair) and John K. Pirotte. The Company’s Vice President and Chief Technology Officer, Lawrence A. Hagemann, also attends Technology Committee meetings in a voting, non-director capacity. David L. Turney attends at the discretion of the Technology Committee in a non-voting, “ex-officio” capacity at the invitation of the Technology Committee Chair. The Technology Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during most Technology Committee meetings.

The Technology Committee serves in an advisory capacity to the Company’s executive management and the Board of Directors, providing oversight and guidance in the context of: (1) technology evolution and innovation, (2) technology in operations and risk mitigation, (3) technology as a competitive tool, and (4) technology as a means to improve shareholder value. The Technology Committee also reviews and monitors long-duration technology initiatives, technology performance deficiencies and other technology-related matters, as deemed appropriate and/or requested by the Board of Directors.

During fiscal year 2008, the Technology Committee continued its goal of monitoring the Company’s technological progress and challenges. The Technology Committee specifically worked with management on the technology issues, opportunities and concerns in the Strategic Business Plan and Operating Plan, as well as addressed technology issues and opportunities of the Company’s products in existing and new markets.

Corporate Governance Practices

The Company’s Board of Directors seeks, considers and implements good governance practices as appropriate for the Company and as in the best interest of the Company’s Shareholders, as well as seeks to fully comply with regulations and regulatory authority guidelines as they emerge. It is the Board of Directors’ belief that good governance practices ultimately translate into increased Shareholder value. The Board of Directors believes the Company is well positioned in this regard. Please note that the Company’s governance information, including its Code of Conduct and Ethics, is available in the Governance section of the Company’s Web site, www.digrec.com.

Code of Conduct and Ethics

Acting in cooperation with the CG&N Committee, the HR&C Committee actively participates in maintaining a Code of Conduct and Ethics for and by all employees, officers and directors. The Company will report any amendment or waiver of our Code of Conduct and Ethics in a Current Report on Form 8-K. The HR&C Committee monitors to ensure there shall be no retaliation against employees who may bring to the attention of appropriate higher authority any matter that might constitute a breach of Company policy, ethics or acceptable conduct. Such higher authority extends to and includes the Board of Directors. The Company’s Code of Conduct and Ethics is available in the Governance section of the Company’s Web site, www.digrec.com.

Whistleblower Policy

The Company is committed to conducting its business in accordance with the highest ethical standards and to maintaining a workplace environment that encourages open and honest communication. As part of that commitment and in accordance with the Company’s Code of Conduct and Ethics, which sets forth principles by which the Board of Directors expects the Company’s officers, employees and the Board of Directors’ members to comply, the Company has instituted a formal “whistleblower” policy known within the Company as the “Open Communications – Concerned Stakeholder” Policy (“OCCS Policy”).

Through the OCCS Policy, the Company maintains several distinct avenues for facilitating communications among its employees and the Board of Directors, including: (1) a third-party-administered, Internet-based service for reporting financial and ethical matters; (2) a third-party-administered, Internet-based service for reporting human resource and other matters; (3) a corporate “hot line” for use by employees; and (4) suggestion boxes in most facilities.

In order to create such an open environment and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards, the Company created procedures by which employees and the Board of Directors may report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws. In addition, the Company has established special procedures for the submission of confidential, anonymous complaints involving the Company’s accounting practices and internal auditing controls, including any questionable accounting or auditing matters.

The reporting of valid complaints serves to strengthen the Company and enhance its ability to maintain its commitment to ethical practices. Therefore, the Company encourages its employees to submit complaints or reports of violations in all appropriate circumstances. Employees who file reports or provide evidence that they know to be false or who do not have any reasonable basis for believing that their reports are truthful and accurate will not be protected by the non-retaliation provisions of the policy and may be subject to disciplinary action up to and including termination of employment. In addition, except to the extent required by law, the

OCCS Policy does not change an employee’s or director’s obligation to keep confidential the Company’s trade secrets and other confidential information.

For more information about the OCCS Policy, refer to the Audit Committee Report herein.

Professionalism and Continuing Education

The Board of Directors previously adopted a Professionalism and Continuing Education Policy under guidance of the HR&C Committee. In fiscal year 2008, all directors continuing in service through the full year either attended continuing education courses or availed themselves of additional education through self study for a minimum of eight hours’ credit.

Nepotism

There is no relationship by blood, marriage or adoption between any of the Company’s directors, director nominees or executive officers.

AUDIT COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The Audit Committee met 10 times in fiscal year 2008 in formal sessions and conducted numerous separate informal communications sessions on various issues. The Audit Committee has three members, all of whom are “independent”: John K. Pirotte (Chair), John D. Higgins and C. James Meese Jr. At least two Audit Committee members, C. James Meese Jr. and John K. Pirotte, meet the requirements of “audit committee financial expert,” as defined by Item 407(d)(5)(ii) of Regulation S-K. Each Audit Committee member is financially literate as required by the pronouncements of the SEC and NASDAQ®, possesses appropriate accounting or equivalent financial expertise, and maintains up-to-date knowledge related to the duties appropriate for the Audit Committee. The Audit Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during each Audit Committee meeting.

Role

The Audit Committee is appointed by the Company’s Board of Directors, upon the recommendation of the CG&N Committee, to assist the Board of Directors in monitoring: (1) the integrity of the Company’s financial statements; (2) the Company’s compliance with legal, regulatory and NASDAQ® Capital Market listing requirements; and (3) the independence and performance of the Company’s independent auditors. The Audit Committee operates pursuant to a written Charter adopted by the Company’s Board of Directors, a copy of which is available on the Company’s Web site, www.digrec.com. The Charter is reviewed and updated at least on an annual basis. The Audit Committee selects the Company’s independent auditors subject to ratification by the Board of Directors and Shareholders. The Audit Committee directly manages the relationship with the audit firm, including the setting of all fees.

The Audit Committee regularly requests and receives information from the Company’s officers and employees, as it deems appropriate in the performance of its duties. The Audit Committee also has the authority to retain special legal counsel, accountants or other consultants to advise it to the extent necessary in the performance of its duties. The Audit Committee may require any officer or employee of the Company, or request the Company’s outside counsel or independent auditor, to attend a meeting of the Audit Committee or to meet with any members of, or consultants to, the Audit Committee. The Company’s Chief Executive Officer and the Chief Financial Officer attend Audit Committee meetings as non-voting attendees subject to closed executive sessions, which are part of all Audit Committee meetings.

The Audit Committee meets with the independent auditors and management in separate executive sessions to discuss any matters that the Audit Committee or these groups believe should be discussed privately. The Audit Committee evaluates and approves any proposed retention of the independent auditor, or affiliates, for any audit-related, tax and routine non-audit service, and reviews and approves the fee and other contractual arrangements for those services. The Audit Committee further takes any steps necessary and consistent with its authority to ensure significant findings and recommendations made by the independent auditors are addressed by the Company’s management in a timely fashion.

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors. Management has the primary responsibility for establishing and maintaining adequate internal financial controllership, for preparing the financial statements and for the public reporting process. With relevant input provided by our independent auditor, the Audit Committee reviews management’s system of internal controls and the effectiveness of systems for monitoring compliance with laws and regulations with the objective that financial reporting is in accordance with applicable regulations and disclosure.

The Audit Committee and the Board of Directors have adopted a Policy Statement and Procedures for a Reporting of Violations and Complaints, which is part of a multi-faceted written communications policy and procedure referred to as the OCCS Policy, described previously in the “Whistleblower Policy” section herein. The OCCS Policy is intended to create a workplace environment that encourages open and honest communication and to hold the Company and its personnel, including senior management, accountable for adhering to the Company’s ethical standards. The OCCS Policy establishes procedures for any person to report violations by the Company or any of its personnel of the Company’s Code of Conduct and Ethics or any federal or state laws, without fear of retaliation. It contains special procedures for submission by employees of confidential, anonymous complaints involving the Company’s accounting practices and internal accounting controls. This aspect of the OCCS Policy is administered by an outside independent party, is accessible at all times and utilizes telephone, e-mail and Internet-based, multi-lingual communications channels flowing through corporate legal counsel for re-direct to the appropriate party for action. Investigation, action, and follow-up are processed in a controlled, confidential and documented manner in a retaliation-free environment. For more information about the OCCS Policy, refer to the “Whistleblower Policy” section herein.

Audit Fees

The aggregate audit fees billed during fiscal year 2008 by independent registered public accounting firms for audit services were approximately $512,000 of which approximately $122,000 was billed by PricewaterhouseCoopers LLP and approximately $390,000 was billed by Grant Thornton LLP.

The aggregate audit fees billed during fiscal year 2007 by independent registered public accounting firms for audit services were approximately $420,000.

These fees were for services rendered for the audit of the Company’s financial statements and the reviews of interim financial statements included in the Company’s Forms 10-K and 10-Q, as well as services that generally only the independent auditor can provide, such as statutory audits, reviews of interim financial statements and assistance with documents filed with the SEC.

Audit-Related Fees

Audit-related services consist of assurance and related services (e.g., due diligence) by an independent auditor that are reasonably related to audit or review of financial statements, including employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with proposed or consummated acquisitions, internal control reviews, attest services related to financial reporting that are not required by statute or regulation, and consultation concerning financial accounting and reporting standards. The Company incurred $25,000 in audit-related fees in fiscal year 2008. The Company did not incur any such audit-related fees in fiscal year 2007.

Tax-Related Fees

The aggregate tax fees billed during fiscal year 2008 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns or tax planning services by KBA Group LLP, an independent, registered public accounting firm, were approximately $63,000.

The aggregate tax fees billed during fiscal year 2007 for professional fees rendered for tax compliance, tax advice, assistance in preparing tax returns or tax planning services by KBA Group LLP were approximately $55,000.

All Other Fees

There were no other fees billed by independent, registered public accounting firms in fiscal years 2008 or 2007.

Pre-Approval Policy

The Audit Committee has established a policy within its Charter to pre-approve all audit and permissible non-audit services performed by the independent auditor. In pre-approving services, the Audit Committee considers whether such services are consistent with the SEC’s rules on auditor independence. The Audit Committee approved 100 percent of the audit fees, audit-related fees, and tax-related fees that were incurred by the Company in fiscal year 2008. For those fees, less than 50 percent of the hours expended on the principal accountant’s engagement to audit the Company’s financial statements for fiscal year 2008 were attributed to work performed by persons other than the principal accountant’s full-time, permanent employees.

Report on Fiscal Year 2008 Activities

The Audit Committee, following extensive study and evaluation of alternatives, retained Grant Thornton LLP as the independent auditors for the fiscal year 2008 audit. This change in audit firms was made as of the third quarter, consistent with the Company’s general philosophy of occasional auditor rotation.

The Audit Committee has reviewed and discussed with the Company’s management the Company’s audited financial statements for the year ended December 31, 2008 (the “Fiscal Year 2008 Financial Statements”), including a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in such financial statements.

The Audit Committee has discussed with the Company’s independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, “Communication With Audit Committees,” as amended, as adopted by the Public Company Accounting Oversight Board, including their judgments as to the quality, not just the acceptability, of the Company’s accounting principles, and such other matters as are required to be discussed under generally accepted auditing standards.

The Audit Committee has received and reviewed the written disclosures and the letter from the independent auditors required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant communications with the Audit Committee concerning the auditor’s independence from the Company, and has discussed with the independent accountant the individual accountant’s independence.

The Audit Committee discussed with the independent auditors the overall scope and plans for their audits. The Audit Committee met with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.

Based upon these reviews and discussions, the Audit Committee has recommended to the Board of Directors that the Fiscal Year 2008 Financial Statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, for filing with the SEC.

The Audit Committee reviewed reporting and documentation related to Company financing.

This Audit Committee report shall not be deemed incorporated by reference in any document previously or subsequently filed with the SEC that incorporates by reference all or any portion of the Proxy Statement, in connection with the Annual Meeting of Shareholders, except to the extent that the Company specifically requests that this Audit Committee report be specifically incorporated by reference.

The foregoing Audit Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the Audit Committee:

John K. Pirotte, (Chairman)
John D. Higgins
C. James Meese Jr.
April 20, 2009

HUMAN RESOURCE AND COMPENSATION COMMITTEE REPORT

Committee Composition and Its Work in the Past Year

The HR&C Committee met four times in fiscal year 2008 in formal sessions and conducted numerous separate informal communications sessions on various issues. The Committee has three members, all of whom are independent: Juliann Tenney (Chair), Huelon Andrew Harrison and Stephanie L. Pinson. David L. Turney serves at the discretion of the HR&C Committee in a non-voting, “ex-officio” capacity. The HR&C Committee excludes non-independent directors and managers during closed sessions of its meetings; such closed sessions occur during each HR&C Committee meeting.

Role

The role of the HR&C Committee, acting with oversight and approval of the Board of Directors, is to set the overall policy framework and guiding philosophy related to compensation, benefits, employee relations and perquisites for all of the Company’s employees.

Our Company’s compensation philosophy is designed to attract and retain high quality individuals to serve as our officers, to reward such individuals for their contributions to both our short- and long-term goals, and to align their interests with those of our Shareholders. We use short-term compensation comprised of base salary and cash bonuses, as well as long-term compensation in the form of stock option awards, to achieve these goals. Our compensation arrangements are designed to be competitive with the compensation packages offered to executives who perform similar duties at other similarly situated companies while respecting the need to conserve expenses as we strive to further enhance profitability.

The Company employs a direct subscription with the Economic Research Institute (“ERI”) to access and utilize market compensation data from a peer group of companies, which provides information about the compensation levels of all of our top- and mid-level staff as compared to comparable positions in peer group companies. Based on ERI’s survey data, the Board of Directors’ HR&C Committee determined that base salaries and incentive compensation amounts, inclusive of compensation adjustments, as appropriate, were at, below or comparable to current median rates of compensation for our peer group while within the overall framework of the HR&C Committee’s philosophy and objectives.

The HR&C Committee has delegated its authority, subject to compliance with the compensation policy as set forth by the HR&C Committee, to the Chief Executive Officer to determine the compensation of the Chief Financial Officer and the other named executive officers. In determining compensation of a named executive officer, the Chief Executive Officer works in consultation with the HR&C Committee to ensure that the Company’s overall compensation policy objectives are met.

The HR&C Committee directly evaluates the performance of the Chief Executive Officer and sets his compensation. In addition, the HR&C Committee reviews and consults with the Chief Executive Officer on various matters, including monitoring conformance to performance- and market-based compensation considerations, the compensation of the Chief Financial Officer, as well as (in policy context) the compensation plans for all top executive officers.

The HR&C Committee strives to align strategy, values and management compensation initiatives with shareholder interests. The HR&C Committee requires and encourages the fostering of a desirable workplace and high standards of ethical behavior devoid of conflicts of interest and the appearance of impropriety.

The HR&C Committee acts collaboratively with the CG&N Committee to monitor performance and continuing education initiatives of the Board of Directors. Continuing education is included in selected Board of Directors’ meetings, as well as achieved through special courses and readings.

The HR&C Committee reviews succession planning and progression in the Company with particular focus on Chief Executive Officer succession. To the extent practicable, given the Company’s size, management is encouraged by the HR&C Committee to maintain orderly succession plans for key positions.

Elements of Compensation

Base Salary

The Company uses base salary to attract and retain highly qualified individuals in all organizational levels of the Company. When determining base salary in accord with the HR&C Committee’s philosophy and objectives, management considers information obtained directly and indirectly through appropriate outside resources and surveys, taking into consideration a number of factors, including:

•	Position and level of responsibility;

•	Past experience and qualifications;

•	Achievement of overall goals specified for the Company to attain for the year;

•	Total compensation during the previous year;

•	Compensation levels according to benchmarking studies, if and when available; and

•	The executive’s effectiveness in dealing with external and internal audiences.

These criteria are evaluated within an overall framework designed to be competitive with the median salaries paid to similarly situated personnel by companies in our peer group. Base salaries of our top and named executive officers, including our Chief Executive Officer, along with all other components of total compensation, are reviewed by the HR&C Committee at least annually.

In fiscal year 2008 and in consultation with the HR&C Committee, the Chief Executive Officer determined that, based on these noted factors, the compensation levels for the named executive officers as reflected in the Summary Compensation Table herein were appropriate.

Incentive Compensation

The Company’s executive incentive compensation policy (EICP) is designed to promote our long-term success in alignment with the interests of our Shareholders. EICP is available to our named executive officers, as well as other key top management personnel. All named executive officers and key management in a position to most directly affect shareholder value are eligible to receive incentive compensation awards. These personnel may receive cash bonuses and stock option awards in amounts determined on the basis of performance criteria established by the HR&C Committee. The criteria includes the Company’s overall performance, individual performance, departmental performance such as surpassing sales goals or achieving significant cost reductions or increased productivity, and profit and asset management results within the business unit for which the executive is responsible. Business plans prepared by Company management and approved by the Company’s Board of Directors establish most of the criteria for incentive compensation awards. The determination of incentive compensation is discretionary, and no predetermined weighting is given to any particular component. The HR&C Committee may choose to include or exclude from consideration matters it deems to be of “windfall” or “non-recurring” nature, as well as to make other adjustments, based on evaluation of the matter in context of meeting the objectives of our compensation policy.

Cash Bonuses.  In fiscal year 2008, the HR&C Committee considered the Chief Executive Officer’s recommendation for the named executive officers and top personnel for fiscal year 2008. Upon review, the HR&C Committee determined, based on pre-set criteria, that cash bonuses would be paid to individuals in that group for fiscal year 2008, including a cash bonus of $9,300 to Rob R. Taylor, a cash bonus of $10,500 to William F. Fay Jr. and a cash bonus of $4,600 to Michael E. Williams. The bonuses awarded to Mr. Taylor, Mr. Fay and Mr. Williams for fiscal year 2008 are consistent with the long-term objectives of the Company’s compensation policy.

Incentive Stock Options.  During fiscal year 2008, following the Chief Executive Officer’s recommendation for personnel other than himself, the HR&C Committee evaluated the Chief Executive Officer and other named executive officers and, upon ratification by the Company’s Board of Directors, the HR&C Committee awarded options to each of the following named executive officers:

•	David L. Turney, Chairman, President, and Chief Executive Officer, 150,000 options;

•	Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer, 30,250 options;

•	Lawrence A. Hageman, Vice President and Chief Technology Officer, 15,250 options;

•	Rob R. Taylor, Vice President and Chief Operating Officer, North Carolina Operations, 20,250 options; and

•	Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group, 36,000 options.

The Company uses stock option awards to enhance the retention of staff and to align their interests with those of Shareholders.

During fiscal year 2008, following the Chairman of the Board’s recommendation and upon ratification by the Company’s Board of Directors, the HR&C Committee also awarded options to all independent directors, including:

•	John D. Higgins, 20,000 options;

•	Huelon Andrew Harrison, 12,000 options;

•	C. James Meese Jr., 20,000 options;

•	Stephanie L. Pinson, 20,000 options;

•	John K. Pirotte, 20,000 options; and

•	Juliann Tenney, 20,000 options.

Perquisites

Severance and Change-in-Control Benefits.  The Company has employment agreements with our named executive officers that govern severance for those executives. For a more detailed description of each executive’s employment agreement with the Company, please see previously filed Form 8-K documents. Each such employment agreement contains provisions that are effective upon a change in control. The HR&C Committee believes these agreements are necessary to be able to attract and retain the executive officer talent necessary to enable the Company to reach its goals and fulfill its mission.

Under the terms of their respective employment agreements, in the event of termination of employment by the Company without cause, each of the Company’s named executive officers serving as of December 31, 2008, with the exception of David L. Turney, would be entitled to receive compensation for earned vacation time not taken and salary for various periods ranging from six months to nine months. If Mr. Turney is terminated by the Company without cause, he would be entitled to compensation for earned vacation not taken and severance payments in an aggregate amount equal to the greater of twelve (12) months base salary or the base salary for the remainder of the term of his employment agreement.

In the event of termination by the executive upon 90-day notice and without cause, each named executive officer serving as of December 31, 2008 will receive compensation for earned vacation time not taken and salary for the 90-day notice period.

In the event of termination without cause in connection with a “change in control” (as defined in the employment agreements), David L. Turney, the Company’s Chief Executive Officer, would be entitled to receive a cash payment equal to 2.9 times his latest annual compensation and the Company’s Chief Technology Officer, Lawrence A. Hagemann, the Chief Operating Officers, Rob R. Taylor and Oliver Wels, and the Company’s Chief Financial Officer, Stephen P. Slay, would be entitled to receive a cash payment equal to two times their respective latest annual compensation.

Car Allowance.  In fiscal year 2008, the Company provided a mid-range-priced automobile, leased or owned under the Company’s name, for Company and personal use to each of the following named executive officers:

•	David L. Turney, Chairman, President, and Chief Executive Officer;

•	Lawrence A. Hageman, Vice President and Chief Technology Officer;

•	Rob R. Taylor, Vice President and Chief Operating Officer, North Carolina Operations; and

•	Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group.

Other Benefits.  The Company provides to our named executive officers benefits such as health insurance, life insurance coverage equal to one times base salary, short-term and long-term disability coverage, group travel insurance coverage with a $1,000,000 accidental death benefit, and participation in our 401(k) savings plan on substantially the same basis as provided for all employees.

Interlocks and Insider Participation

There are no HR&C Committee interlocks and no insider participation in compensation decisions that are required to be reported under the rules and regulations of the Exchange Act.

Chief Executive Officer Compensation

The HR&C Committee, acting in a manner consistent with the compensation policy described herein, determines and authorizes all compensation paid to the Chief Executive Officer. The HR&C Committee has the power and discretion, subject to approval of the Board of Directors, to increase or decrease the Chief Executive Officer’s annual compensation, as well as to consider performance-based merit cash awards. In fiscal year 2008, the Chief Executive Officer was paid $350,000 in total cash compensation. He was not awarded any incentive compensation in fiscal year 2008, but did receive 150,000 incentive stock options.

The Company provides the Chief Executive Officer with a mid-range-priced automobile for both personal and Company use. Consistent with Company policy for all employees who travel on Company business, the Company reimburses or directly pays the Chief Executive Officer’s reasonable expenses that are incurred on Company business. The Chief Executive Officer participates in a voluntary stock compensation plan approved by Shareholders in fiscal year 2006 for directors and certain senior executive personnel, whereby $12,000 of his otherwise cash compensation is paid in the form of shares of the Company’s Common Stock; 6,652 shares were issued to him under this plan in fiscal year 2008. There are no compensation programs for the Chief Executive Officer other than what is described herein.

The HR&C Committee annually conducts an evaluation of the Chief Executive Officer’s performance. Written documentation related to various performance areas, critique of performance and recommendations for improved performance are all part of this review process. All independent directors contribute to this formal review process. This review is the basis for considering any merit increase in compensation for the Chief Executive Officer and is both qualitative and quantitative. The qualitative review specifically includes evaluation of operating results. In evaluating the Chief Executive Officer’s performance, the HR&C Committee takes into account the Company’s long-term indicated trends and strategic positioning. The qualitative evaluation considers relations with Shareholders, strategic planning, reporting, operational planning, relations with the Board of Directors and, in general, any area the HR&C Committee may deem to be appropriate from time to time. The evaluation criteria changes from year-to-year to allow the HR&C Committee and the Board of Directors to place emphasis on areas deemed to be in the best interest of the Company and its Shareholders. This performance review is normally conducted in the first half of each year with any compensation increase being made effective as of the first day of January. However, at the request of the Chief Executive Officer, the performance review for 2008 was conducted as indicated but consideration for compensation increase and the effective date of such compensation increase was delayed to the last half of fiscal year 2009 on whatever schedule the HR&C Committee elects. In making this request, the Chief Executive Officer referred to the uncertain economic climate of fiscal year 2009 and to his desire to allow more of that climate to become known before accepting consideration for a compensation increase.

The foregoing HR&C Committee report has been furnished by the following members of the Company’s Board of Directors who comprise the HR&C Committee:

Juliann Tenney (Chairman)
Huelon Andrew Harrison
Stephanie L. Pinson
April 20, 2009

EXECUTIVE COMPENSATION DISCLOSURE

Summary Compensation Table

The following table summarizes the compensation that was earned by the named executive officers. The named executive officers include the Company’s Chief Executive Officer and Chief Financial Officer as of December 31, 2008, as well as the three other most highly compensated executive officers serving as such as of December 31, 2008.

							Non-Equity
					Stock	Option	Incentive Plan	All Other
					Awards	Awards	Compensation	Compensation	Total
Name and Principal Position(6)	Year	Salary ($)		Bonus ($)	($)	($)(1)	($)	($)	($)

David L. Turney,	2008	350,473	(2)	—	—	25,982	—	—	376,455
Chairman, Chief	2007	313,898	(2)	—	—	—	—	—	313,898
Executive Officer, and	2006	283,425	(2)	—	—	—	—	—	283,425
President, DRI, and Chairman and Managing Director, DRI-Europa AB
Stephen P. Slay,	2008	228,750	(3)	—	—	19,693	—	—	248,443
Vice President, Chief	2007	178,333		—	—	11,604	—	—	189,937
Financial Officer,	2006	93,750				1,623	—	—	95,373
Treasurer, and Secretary
Rob R. Taylor,	2008	246,250		—	—	13,306	—	—	259,556
Vice President and	2007	208,865		—	—	9,497	—	—	218,362
Chief Operating Officer,	2006	157,615		—	—	1,377	—		158,992
North Carolina Operations
Lawrence A. Hagemann,	2008	218,750	(4)	—	—	2,970	—	—	221,720
Vice President and	2007	215,958	(4)	—	—	—	—	—	215,958
Chief Technology Officer	2006	207,500	(4)	—	—	—	—	—	207,500
Oliver Wels,	2008	231,736		—	—	20,543	—	—	252,279
Vice President and	2007	218,484		—	—	2,763	—	—	221,247
Chief Operating Officer,	2006	147,581		—	—	303	—	—	147,884
Mobitec Group(5)

Notes:

(1)	This amount reflects the fiscal year 2006, 2007, and 2008 expense to the Company for the pro-rata portion of the three- and four-year vesting period for stock options granted during those years. Information concerning these amounts may be found in Item 8, “Financial Statements and Supplementary Data” and Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the SEC on March 31, 2009.

(2)	In 2006, 2007, and 2008, Mr. Turney elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Turney elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation.

(3)	In 2008, Mr. Slay elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Slay elected to have $1,200 of his salary in 2008 paid in Common Stock in lieu of cash compensation.

(4)	In 2006, 2007, and 2008, Mr. Hagemann elected to participate in the Company’s stock compensation plan approved by Shareholders in fiscal year 2006. Pursuant to terms of the stock compensation plan, Mr. Hagemann elected to have $12,000 of his salary in each of the three years paid in Common Stock in lieu of cash compensation.

(5)	Mr. Wels resides in Germany and is compensated in local currency (Euro). For disclosure in this table, the compensation amounts for Mr. Wels were converted from the local currency to U.S. dollars using the average currency exchange rate for fiscal year 2008.

(6)	A narrative description of the material terms of each named executive officer’s employment agreement is included in this Proxy Statement in the section titled “Employment Contracts, Termination of Employment and Change-in-Control Arrangements Disclosure.”

Outstanding Equity Awards at Fiscal Year-End Table

The following table summarizes the outstanding equity awards as of December 31, 2008 for each of the Company’s named executive officers. Options with three-year vesting schedules are exercisable in three equal installments commencing on the first, second, and third anniversaries of the grant date, assuming that the option holder remains an employee. Options with four-year vesting schedules are exercisable in four equal installments commencing on the first, second, third and fourth anniversaries of the grant date, assuming that the option holder remains an employee.

	Option Awards							Stock Awards
											Equity
											Incentive
					Equity					Equity Incentive	Plan Awards:
					Incentive					Plan Awards:	Market or
					Plan Awards:				Market	Number of	Payout Value
	Number of		Number of		Number of			Number of	Value of	Unearned	of Unearned
	Securities		Securities		Securities			Shares or	Shares or	Shares, Units	Shares, Units
	Underlying		Underlying		Underlying			Units of	Units of	or Other	or Other
	Unexercised		Unexercised		Unexercised	Option		Stock That	Stock That	Rights That	Rights That
	Options		Options		Unearned	Exercise	Option	Have Not	Have Not	Have Not	Have Not
	(#)		(#)		Options	Price	Expiration	Vested	Vested	Vested	Vested
Name	Exercisable		Unexercisable		(#)	($)	Date	(#)	($)	(#)	($)

David L. Turney	20,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	9,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	—		75,000	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	—		75,000	(1)(3)	—	3.43	7/10/2018	—	—	—	—
Stephen P. Slay	6,600	(1)(2)	3,400	(1)(2)	—	1.21	4/17/2016	—	—	—	—
	9,900	(1)(2)	20,100	(1)(2)	—	1.71	3/19/2017	—	—	—	—
	250	(1)(2)	—		—	2.15	1/9/2018	—	—	—	—
	—		15,000	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	—		15,000	(1)(3)	—	3.43	7/10/2018	—	—	—	—
Rob R. Taylor	10,000	(1)(2)	—		—	2.81	3/1/2015	—	—	—	—
	10,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	3,300	(1)(2)	1,700	(1)(2)	—	1.38	10/6/2016	—	—	—	—
	16,500	(1)(2)	8,500	(1)(2)	—	1.38	11/16/2016	—	—	—	—
	250	(1)(2)	—		—	2.15	1/9/2018	—	—	—	—
	—		10,000	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	—		10,000	(1)(3)	—	3.43	7/10/2018	—	—	—	—
Lawrence A. Hagemann	5,000	(1)(2)	—		—	2.00	4/26/2009	—	—	—	—
	4,559	(1)(2)	—		—	1.94	6/18/2009	—	—	—	—
	25,000	(1)(2)	—		—	2.00	6/1/2010	—	—	—	—
	25,000	(1)(2)	—		—	2.50	6/25/2011	—	—	—	—
	15,000	(1)(2)	—		—	2.90	8/13/2014	—	—	—	—
	20,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	250	(1)(2)	—		—	2.15	1/9/2018	—	—	—	—
	—		7,500	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	—		7,500	(1)(3)	—	3.43	7/10/2018	—	—	—	—
Oliver Wels	10,000	(1)(2)	—		—	2.80	8/23/2015	—	—	—	—
	2,640	(1)(2)	1,360	(1)(2)	—	1.38	10/6/2016	—	—	—	—
	6,600	(1)(2)	13,400	(1)(2)	—	2.93	11/20/2017	—	—	—	—
	—		18,000	(1)(3)	—	2.43	7/10/2018	—	—	—	—
	—		18,000	(1)(3)	—	3.43	7/10/2018	—	—	—	—

Notes:

(1)	Each option has a 10-year life and an exercise price per share equal to or greater than the closing price of our Common Stock on the grant date.

(2)	Each option vests over a three-year period.

(3)	Each option vests over a four-year period.

Director Compensation Table

The following table summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended December 31, 2008. Directors who are employees of the Company receive no additional compensation for serving on the Board of Directors or its committees. The table does not include reimbursement of travel expenses related to attending Board of Directors or its committee meetings.

	Fees Earned or	Fees Earned or
	Paid in Cash	Paid in Stock	Option Awards	Total
Name	($)	($)(1)	($)(2)	($)

John D. Higgins	67,250	12,000	4,902	84,152
Huelon Andrew Harrison	24,500	—	14,393	38,893
C. James Meese Jr.	62,000	6,000	4,902	72,902
Stephanie L. Pinson	32,000	12,000	4,902	48,902
John K. Pirotte	69,000	12,000	4,902	85,902
Juliann Tenney	22,500	12,000	4,902	39,402

Notes:

(1)	Amounts in this column represent the portion of the $2,500 monthly retainer paid in stock at the election of each director under the Company’s stock compensation plan approved by Shareholders in fiscal year 2006.

(2)	Amounts in this column represent the amount of expense recognized for financial statement purposes with respect to fiscal year 2008 in accordance with FAS 123R. The aggregate number of stock option awards outstanding at December 31, 2008 for each director are as follows: John D. Higgins, 71,000; Huelon Andrew Harrison, 12,000; C. James Meese Jr., 51,000; Stephanie L. Pinson, 50,000; John K. Pirotte, 56,000; Juliann Tenney, 51,000.

In fiscal year 2008, the Company’s independent directors received a monthly retainer of $2,500. The lead director received an additional monthly premium of $750. Individual directors may elect to have up to $1,000 of the monthly retainer paid in the form of Common Stock, with the election to opt in or out of the payment in Common Stock made annually (as of each Annual Meeting of Shareholders). The number of shares payable is determined by dividing the cash value of stock compensation by the higher of (1) the actual closing price on the last trading day of each month, or (2) the book value on the last day of the month. Fractional shares are rounded up to the next full share amount. Shares are issued quarterly.

Each independent director received a cash fee of $1,000 for each Board of Directors or committee meeting and each committee chair received an additional cash premium of $500 per committee meeting, with the exception of: (1) the Audit Committee chair, who received an additional cash premium of $1,500 per Audit Committee meeting, and (2) each member of the Audit Committee, who each received an additional cash premium of $1,000 per Audit Committee meeting.

Directors must attend at least 75 percent of all meetings, including meeting of all committees of which they are members in order to be eligible for this compensation.

BENEFICIAL OWNERSHIP DISCLOSURE

Security Ownership of Certain Beneficial Owners

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2009, by each person known by the Company to own beneficially more than five percent of the Common Stock. Where available, the information with respect to institutional investors is derived from statements filed with the SEC under Section 13(d) of the Exchange Act. Otherwise, the information is derived from internal records maintained by the Company. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown.

	Common Stock
	Beneficially	% of
Beneficial Owners	Owned(1)	Class(2)

Barclays Global Investors, N.A.(3)	604,618	5.3%
Dolphin Offshore Partners, L.P.(4)	1,282,557	10.1%
Riverview Group, LLC(5)	1,154,383	9.8%

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2009. All percentages are calculated based on the number of outstanding shares at March 31, 2009, plus shares that a person or group has the right to acquire within 60 days thereafter.

(2)	Based on 11,487,130 shares of Common Stock outstanding as of March 31, 2009, plus, in the case of each Shareholder listed in this table, shares of Common Stock that such Shareholder has the right to acquire as noted in Note 1.

(3)	As reported in a Schedule 13G filed with the SEC on February 5, 2009, by Barclays Global Investors, NA., Barclays Global Fund Advisors, Barclays Global Investors, LTD, Barclays Global Investors Japan Limited, Barclays Global Investors Canada Limited, Barclays Global Investors Australia Limited, and Barclays Global Investors (Deutschland) AG. The amount shown represents shares held in trust accounts for the economic benefit of the beneficiaries of those accounts, and includes 604,618 shares of the Company’s Common Stock over which such entities have sole voting power and 604,618 shares of the Company’s Common Stock over which such entities have sole dispositive power. The address of Barclays Global Investors, NA is 400 Howard Street, San Francisco, Calif. 94105.

(4)	Consists of 19,933 shares of outstanding Common Stock owned outright, 452 shares of Series G Preferred Stock that are presently convertible into 1,022,624 shares of Common Stock, and 240,000 shares of Common Stock issuable upon the exercise of presently exercisable warrants. Peter Salas is the sole shareholder and President of Dolphin Management, Inc., the general partner of Dolphin Offshore Partners, L.P. The address of Dolphin Offshore Partners, L.P. is c/o Dolphin Asset Management Corporation, 129 East 17th Street, New York, N.Y. 10003.

(5)	As reported in a Schedule 13G filed with the SEC on February 10, 2009 by Riverview Group, LLC. Consists of 912,837 shares of Common Stock owned outright and 241,546 shares of Common Stock issuable upon exercise of presently exerciseable warrants. The managing member of Riverview Group, LLC is Integrated Holding Group, L.P. Millennium Management LLC is the general partner of Integrated Holding Group, L.P. The managing member of Millennium Management LLC is Israel A. Englander. The address of Riverview Group, LLC is 666 Fifth Avenue, New York, N.Y.10103.

Security Ownership of Named Executive Officers and Directors

The following table sets forth certain information regarding beneficial ownership of the Company’s Common Stock as of March 31, 2009, by: (1) each director; (2) each director nominee; (3) each named executive officer; and (4) all executive officers and directors as a group. Unless otherwise noted, sole voting and sole investment or dispositive power is possessed with respect to the shares shown. John D. Higgins also owns shares of preferred stock of the Company.

	Common Stock
	Beneficially	% of
Named Executive Officers	Owned(1)	Class(2)

David L. Turney(3)	149,367	1.3%
Stephen P. Slay(4)	30,917	*
Rob R. Taylor(5)	42,050	*
Lawrence A. Hagemann(6)	141,026	1.2%
Oliver Wels(7)	19,483	*
Non-Executive Directors
John D. Higgins(8)	588,691	5.0%
Huelon Andrew Harrison(9)	9,000	*
C. James Meese Jr.(10)	45,088	*
Stephanie L. Pinson(11)	57,217	*
John K. Pirotte(12)	83,912	*
Juliann Tenney(13)	81,199	*

Executive Officers and Non-Executive Directors as a Group (11 persons)	1,247,950	10.3%

*	Less than 1 percent

Notes:

(1)	Beneficial ownership includes both outstanding Common Stock and shares issuable upon the conversion of convertible securities or the exercise of options or warrants that are currently convertible or exercisable or will become convertible or exercisable within 60 days of March 31, 2009. All percentages are calculated based on the number of outstanding shares at March 31, 2009, plus shares that a person or group has the right to acquire within 60 days thereafter. The address for all named executive officers and non-executive directors listed in the chart is: DRI Corporation; 13760 Noel Road, Suite 830; Dallas, Texas 75240.

(2)	Based on 11,487,130 shares of Common Stock outstanding as of March 31, 2009, plus, in the case of each individual listed in this table, shares of Common Stock that such individual has the right to acquire as noted in Note 1.

(3)	Mr. Turney’s ownership consists of 120,367 shares of Common Stock owned outright and 29,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(4)	Mr. Slay’s ownership consists of 867 shares of Common Stock owned outright and 30,050 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(5)	Mr. Taylor’s ownership consists of 2,000 shares of Common Stock owned outright and 40,050 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(6)	Mr. Hagemann’s ownership consists of 46,217 shares of Common Stock owned outright and 94,809 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(7)	Mr. Wels’ ownership consists of 243 shares of Common Stock owned outright and 19,240 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(8)	Mr. Higgins’ ownership consists of 326,441 shares of Common Stock owned outright, 51,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009, 65 shares of Series H Convertible Preferred Stock that are presently convertible into 156,250 shares of Common Stock, and 55,000 shares of Common Stock issuable upon the conversion of warrants presently convertible or convertible within 60 days of March 31, 2009.

(9)	Mr. Harrison’s ownership consists of 2,000 shares of Common Stock owned outright and 7,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(10)	Mr. Meese’s ownership consists of 14,088 shares of Common Stock owned outright and 31,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(11)	Ms. Pinson’s ownership consists of 27,217 shares of Common Stock owned outright as joint tenants with right of survivorship with Ms. Pinson’s husband and 30,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(12)	Mr. Pirotte’s ownership consists of 47,912 shares of Common Stock owned outright and 36,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

(13)	Ms. Tenney’s ownership consists of 50,199 shares of Common Stock owned outright and 31,000 shares of Common Stock issuable upon the exercise of options presently exercisable or exercisable within 60 days of March 31, 2009.

SECTION 16(a) REPORTING COMPLIANCE DISCLOSURE

Section 16(a) of the Exchange Act requires the Company’s directors, its executive officers and any persons holding more than 10 percent of the Company’s Common Stock to file reports of their initial ownership of the Company’s Common Stock and any subsequent changes in that ownership with the SEC and the Company. Specific due dates for these reports have been established and the Company is required to disclose in this Proxy Statement any failure to file, or late filing, of such reports with respect to fiscal year 2008.

To the Company’s knowledge, based solely on a review of the copies of reports furnished to the Company and written representations with respect to filing of such reports, the Company believes that all Section 16(a) forms were timely filed by the Company’s executive officers, directors and greater than 10 percent beneficial owners for the fiscal year ended December 31, 2008, with the exception of the following independent directors and officers.

Independent Directors

•	John D. Higgins, who failed to timely file one Form 4 report covering a total of four transactions;

•	Huelon Andrew Harrison, who failed to timely file two Form 4 reports covering a total of four transactions;

•	C. James Meese Jr., who failed to timely file one Form 4 report covering two transactions;

•	Stephanie L. Pinson, who failed to timely file one Form 4 report covering a total of two transactions;

•	John K. Pirotte, who failed to timely file one Form 4 report covering a total of two transactions; and

•	Juliann Tenney, who failed to timely file one Form 4 report covering a total of two transactions.

Officers

•	David L. Turney, who failed to timely file one Form 4 report covering a total of two transactions;

•	Stephen P. Slay, who failed to timely file two Form 4 reports covering a total of three transactions;

•	Lawrence A. Hagemann, who failed to timely file two Form 4 reports covering a total of three transactions;

•	Rob R. Taylor, who failed to timely file two Form 4 reports covering a total of three transactions;

•	Oliver Wels, who failed to timely file one Form 4 report covering a total of two transactions;

•	William F. Fay Jr., who failed to timely file one Form 4 report covering a total of two transactions;

•	Michael E. Williams, who failed to timely file one Form 4 report covering a total of two transactions; and

•	Veronica B. Marks, who failed to timely file one Form 4 report covering a total of two transactions.

MANAGEMENT DISCLOSURE

Named Executive Officers for Fiscal Year 2008

David L. Turney, age 65, has been the Company’s Chairman of the Board, President and Chief Executive Officer since May 1998 and a Company director since May 1996. Mr. Turney was co-founder, Chairman and Chief Executive Officer of Robinson Turney International, Inc. (“RTI”), which was merged into the Company in April 1998. A consulting firm, RTI engaged in business development, marketing services, advisory services, and merger, acquisition, and financing assignments for selected clients. Until the merger, the Company was an RTI client; all RTI clients were in the transit and transportation equipment industries. From March 1994 to December 1995, Mr. Turney was engaged in strategic planning and development consulting services for his former employer, Mark IV Industries, Inc., an NYSE® listed company prior to its acquisition by a private investor. Mr. Turney’s team founded the Mark IV Transportation Products Group, a group of nine companies, subsidiaries and operating units serving transit and transportation markets worldwide, and served as its Group Executive from February 1991 to February 1994. From 1984 to 1991, Mr. Turney was President of the Luminator division of Gulton Industries, Inc., which became a wholly owned subsidiary of Mark IV in 1987. Prior to 1984, he served in various managerial, operational and engineering capacities in four corporations spanning the telecommunications, industrial hard goods, consumer electronics and electromagnetic components industries. Mr. Turney is active in APTA. A former chair of APTA’s Business Members’ group, he presently serves on the APTA Business Members’ Board of Governors, Legislative Committees, as well as other industry elected and appointed positions. Mr. Turney also serves on the Board of Trustees of the Mineta Transportation Institute (“MTI”), which was established by Congress in 1991 as part of the Intermodal Surface Transportation Efficiency Act serving as Chairman of MTI in 2007 and 2008. MTI conducts research, education, and information and technology transfer activities focusing on transportation policy and management topics and issues. Mr. Turney received his B.S. degree in industrial management from the University of Arkansas in Fayetteville, and he has participated in numerous postgraduate study courses in finance, mergers and acquisitions, public company administration, and operations.

Stephen P. Slay, age 46, has been the Company’s Vice President, Chief Financial Officer, Secretary and Treasurer since March 2007. Mr. Slay served as the Company’s Corporate Controller from April 2006 to March 2007. From August 2005 to April 2006, he was engaged as the Company’s Sarbanes-Oxley Act compliance consultant. Mr. Slay has been an important resource for the Company’s SEC and internal reporting, planning and compliance matters. From September 2003 to August 2005, Mr. Slay served as Corporate Controller at Axtive Corporation in Dallas, Texas. As the principal accounting and financial officer, he was responsible for administering all accounting, finance and treasury functions for the public company and its subsidiaries. From July 1998 to September 2003, Mr. Slay was Manager, Channels Finance, at McAfee, Inc. (fka Network Associates, Inc.) in Dallas. While there, he developed and implemented policies and procedures for controlling the company’s expenditures, developed and implemented policies and procedures for accurate tracking and reporting services, and developed models for forecasting revenues and expenses. From June 1997 to July 1998, Mr. Slay was Controller at Zane Publishing, Inc. in Dallas. While there, he directed and supervised all accounting, financial and human resource functions. From January 1992 to June 1997, Mr. Slay held several key accounting positions at Greyhound Lines, Inc. in Dallas, including: Senior Manager, Corporate Accounting; Senior Manager, Corporate Audit; Manager, Corporate Audit; and Senior Corporate Auditor. From November 1990 to August 1991, Mr. Slay served as Senior Auditor at BancTEXAS Group, Inc. in Dallas. From December 1985 to September 1990, Mr. Slay was with Arthur Andersen & Company in Oklahoma City, Okla., progressing to the level of Senior Accountant.

Rob R. Taylor, age 51, has been Vice President, Chief Operating Officer of the Company’s North Carolina Operations, located in Research Triangle Park, N.C., since November 2006. Mr. Taylor joined the Company in February 2005. He was named the Company’s Vice President, Marketing for the Digital Recorders, Inc. subsidiary and TwinVision na, Inc. subsidiary, both located in Durham, N.C., in April 2006. Before joining the Company, Mr. Taylor served in several executive management positions. Mr. Taylor also enjoyed a long career with Toshiba America Electronic Components, Inc., based in Irvine, Calif. While there, he served as Vice President Sales, Vice President Discrete/Analog Business Unit, Vice President Sales Computing/Digital Consumer Segment, Director Memory Marketing and in other management positions. Mr. Taylor has more than 28 years’ experience in the electronics and digital video industries serving the computing, industrial and transportation markets.

Lawrence A. Hagemann, age 65, has been the Company’s Vice President and Chief Technology Officer since December 2005. Mr. Hagemann has held several Company leadership positions since 1998, when he first joined the Company. An experienced engineer, he has more than 18 years’ transit-industry experience, including extensive experience in advanced software and micro-processor systems. From July 1995 to July 1996, Mr. Hagemann was Vice President of ADDAX Sound Company, a privately held company in Illinois. From April 1991 to December 1993, he served as Assistant to the President of Vapor-Mark IV in Illinois. From 1973 to 1990, he was Vice President of Sales and Marketing for Extel Corporation in Illinois, as well as a Director of Excom Communications Limited in Slough, England, and Extel Overseas Limited in Hong Kong. A 1967 graduate of the University of Detroit, Mr. Hagemann earned a bachelor’s degree in Electrical Engineering. In 1972, he earned an MBA from Loyola University in Chicago.

Oliver Wels, age 43, has more than 20 years’ experience in the bus and coach industry. He was named the Company’s Vice President, Chief Operating Officer – Mobitec Group in July 2007. He also has served as Managing Director of the Company’s Mobitec AB subsidiary in Sweden since July 2007. He further serves as Managing Director of the Company’s Mobitec GmbH subsidiary in Germany. Prior to joining the Company, Mr. Wels held key positions at Carrier Sütrak, a wholly owned subsidiary of Carrier Corporation/United Technologies in Syracuse, N.Y., that provides air conditioning products for buses, coaches, and rail cars in Europe, the Middle East, and Africa. While there, he served as Sales Director from 2001 to 2005 and managed the marketing and distribution network development program from 1998 to 2001. From 1995 to 1998, Mr. Wels served as Product Manager for Mobitec® products in Germany under an agreement between Mobitec AB and Carrier Sütrak. From 1986 to 1995, Mr. Wels was Bus and Coach Sales Manager for Western Europe at Ortner and Gollmann, a sales and distribution company based in Germany. From 1983 to 1986, Mr. Wels served that organization as a trainee. Mr. Wels holds an MBA in General Management from Sankt Gallen University in Switzerland.

EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND
CHANGE-IN-CONTROL ARRANGEMENTS DISCLOSURE

David L. Turney, Chairman, President and Chief Executive Officer.  On January 14, 2008, the Company entered into an Executive Employment Agreement with David L. Turney, the Company’s Chairman, President and Chief Executive Officer. The Executive Employment Agreement is effective as of January 1, 2008 and continues for an initial term of three years. After the initial term, the Executive Employment Agreement will automatically renew for additional two-year terms unless either party gives written notice within 180 days of the end of the initial term or any additional term. Mr. Turney will receive an annual base salary of $350,000. Mr. Turney may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee of the Board of Directors and approved by the Board, or set forth in a written and Board-adopted Executive Incentive Compensation Plan. Mr. Turney may be entitled to receive certain payments if his employment is terminated without cause, or he terminates his employment for cause (as defined in the Executive Employment Agreement). If Mr. Turney is terminated without cause or he terminates his employment for cause, he will be entitled to severance payments in an aggregate amount equal to the greater of 12 months of base salary, or the base salary for the remainder of the term of the agreement, subject to adjustment should Mr. Turney obtain other employment during the severance period, and all outstanding options shall immediately vest. Mr. Turney may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially changed, or if Mr. Turney cannot negotiate a satisfactory new employment agreement upon a change of control of the Company (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Turney will be entitled to receive a lump sum payment in an amount equal to 2.9 times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, Mr. Turney may terminate his employment with the Company at any time, upon 90 days’ written notice and following opportunity and subsequent failure of Company to remedy any non-compliance, by reason of (i) the Company’s material failure to perform its duties pursuant to this Agreement, or (ii) any material change in the duties and responsibilities, working facilities, or benefits as described in Article I of Mr. Turney’s Executive Employment Agreement. With regard to all options, vested or unvested, under any Stock Option Plan or agreement in effect, all outstanding options shall vest immediately if Mr. Turney terminates his employment with cause. If applicable, Mr. Turney shall resign as a director and an officer of the Company if terminated by Mr. Turney with cause.

Under the terms of his Executive Employment Agreement, the Company shall provide Mr. Turney with disability coverage consistent with that offered to the other executive employees. In any event, if Mr. Turney becomes disabled from properly performing services by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Turney his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Turney’s Executive Employment Agreement shall terminate upon his death. A severance allowance equal to 180 days of salary continuation shall be paid to Mr. Turney’s estate pursuant to regularly scheduled salary payments, all benefits shall be continued to the surviving spouse for the same period, and all options held by Mr. Turney shall vest and be exercisable pursuant to any outstanding Executive Stock Option Plan.

The foregoing description of Mr. Turney’s Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Turney’s rights under his Executive Employment Agreement and is qualified in its entirety by reference to the full text of Mr. Turney’s Executive Employment Agreement, which is filed as Exhibit 10.1 on Form 8-K filed January 18, 2008.

Stephen P. Slay, Vice President, Chief Financial Officer, Secretary and Treasurer.  On January 7, 2008, the Company and Stephen P. Slay entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Slay will continue to act as Vice President and Chief Financial Officer. Under the Executive Employment Agreement, Mr. Slay will be employed for an initial term of two years for the sum of $205,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Further, under the Executive Employment Agreement, Mr. Slay is entitled to an increase in compensation of $15,000 per year upon re-securing his CPA license. Mr. Slay is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. On March 15, 2008, Mr. Slay’s annual base salary was increased to a total of $235,000. The Company may terminate the Executive Employment Agreement upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Slay. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Slay would be entitled to a severance payment in an amount equal to nine (9) months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Slay during the nine months following the termination. Where Mr. Slay’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Slay is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986. Mr. Slay may terminate the Executive Employment Agreement without cause upon 90 days’ written notice.

In such event, Mr. Slay shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for PTO not taken by Mr. Slay shall be paid to Mr. Slay at the date of termination. Mr. Slay shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Slay becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Slay his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Slay’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Slay’s estate.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Slay’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.2 on Form 8-K filed January 10, 2008.

Rob R. Taylor, Vice President, Chief Operating Officer, North Carolina Operations.  On January 7, 2008, the Company and Rob R. Taylor entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Taylor will continue to act as Chief Operating Officer – North Carolina Operations. Under the Executive Employment Agreement, Mr. Taylor will be employed for an initial term of two years for the sum of $220,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Taylor is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. On February 14, 2008, Mr. Taylor’s annual base salary was increased to a total of $250,000. On February 14, 2009, Mr. Taylor’s annual base salary was increased to a total of $275,000. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Taylor. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Taylor would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Taylor during the nine months following the termination. Where Mr. Taylor’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Taylor is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Taylor, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event, Mr. Taylor shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for PTO not taken by Mr. Taylor shall be paid to Mr. Taylor at the date of termination. Mr. Taylor shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Taylor becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Taylor his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Taylor’s Executive Employment Agreement shall terminate upon his death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Taylor’s estate.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Taylor’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.3 on Form 8-K filed January 10, 2008.

Lawrence A. Hagemann, Vice President and Chief Technology Officer.  On January 7, 2008, the Company and Lawrence A. Hagemann entered into an Executive Employment Agreement, to be effective as of December 31, 2007, by which Mr. Hagemann will continue to act as Vice President and Chief Technology Officer. Under the Executive Employment Agreement, Mr. Hagemann will be employed for an initial term of two years for the sum of $210,000 per year. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 90 days of the end of the initial term or any additional term. Mr. Hagemann is also eligible to receive additional compensation in the discretion of the Chief Executive Officer, subject to the approval of the HR&C Committee of the Board of Directors. On June 1, 2008, Mr. Hagemann’s annual base salary was increased to a total of $225,000. The Company may terminate the Executive Employment Agreement, upon 15 days’ written notice and an opportunity to cure, for cause, which includes a willful breach of a material duty, habitual neglect of a material duty, fraud or a conviction of a felony or crime of moral turpitude by Mr. Hagemann. The Company may also terminate the Executive Employment Agreement at any time without cause. In the event of termination by the Company without cause, Mr. Hagemann would be entitled to a severance payment in an amount equal to nine months base salary; provided that the severance payment is subject to reduction by any amount earned by Mr. Hagemann during the nine months following the termination. Where Mr. Hagemann’s employment is terminated or his duties, authority or responsibilities are substantially diminished following the occurrence of a triggering event, such as a change in ownership of 50 percent of the Company’s outstanding shares, or a merger, consolidation, reorganization or liquidation of the Company, Mr. Hagemann is entitled to receive two times his annual salary and any incentive and bonus payments paid to him during the most recent 12-month period; provided, that the amount of such payment shall be reduced to avoid any application of the “golden parachute tax” as provided by the Tax Reform Act of 1984 and as amended by the Tax Return Act of 1986.

Under the terms of his Executive Employment Agreement, Mr. Hagemann, without cause, may terminate his Executive Employment Agreement upon 90 days’ prior written notice to the Company. In such event,

Mr. Hagemann shall be required to render the services required under his Executive Employment Agreement during such 90-day period unless otherwise directed by the CEO. Compensation for PTO not taken by Mr. Hagemann shall be paid to Mr. Hagemann at the date of termination. Mr. Hagemann shall be paid for only the 90-day period, if actually required to work, pursuant to normal pay practices and then all obligations regarding pay shall cease.

Under the terms of his Executive Employment Agreement, if Mr. Hagemann becomes disabled from properly performing services thereunder by reason of illness or other physical or mental incapacity, the Company shall continue to pay Mr. Hagemann his then current salary for the first six months of such continuous disability commencing with the first date of such disability.

Under the terms of his Executive Employment Agreement, in addition to any other provision relating to termination, Mr. Hagemann’s Executive Employment Agreement shall terminate upon Mr. Hagemann’s death. In such event, the Company shall pay a severance allowance equal to three months of the base salary without bonuses to Mr. Hagemann’s estate.

The foregoing description of the Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Hagemann’s rights under the Executive Employment Agreement and is qualified in its entirety by reference to the full text of the Employment Agreement, which is filed as Exhibit 10.1 on Form 8-K filed January 10, 2008.

Oliver Wels, Vice President and Chief Operating Officer, Mobitec Group.  On November 15, 2007, the Company’s Mobitec Group subsidiaries entered into an Executive Employment Agreement with Oliver Wels, the Vice President and Chief Operating Officer of the Mobitec Group. The Executive Employment Agreement is effective as of July 1, 2007 and continues for an initial term of two years. After the initial term, the Executive Employment Agreement will automatically renew for additional one-year terms unless either party gives written notice within 30 days of the end of the initial term or any additional term. Mr. Wels received an annual base salary of €140,000 (approximately $189,000 as of the effective date of the agreement). Mr. Wels may receive additional incentive compensation, as proposed in the discretion of the Company’s HR&C Committee of the Board of Directors and approved by the Board, or set forth in a written and Board-adopted Executive Incentive Compensation Plan. On July 1, 2008, Mr. Wels’ annual base salary was increased to a total of €157,500 (approximately $248,000). On January 1, 2009, Mr. Wels’ annual base salary was increased to a total of €182,500 (approximately $256,000). Subject to certain non-compete covenants appearing in the Executive Employment Agreement, Mr. Wels may be entitled to receive certain payments if his employment is terminated with or without cause by the Mobitec Group, or if he terminates his employment without cause (each as defined in the Executive Employment Agreement). If Mr. Wels is terminated by the Mobitec Group for cause, or he terminates his own employment without cause, Mr. Wels will be entitled to earned but unused vacation time as well as severance compensation allowed under Section 74 of the German Commercial Code equal to 50 percent of the previous year’s salary paid monthly, subject to adjustment should Mr. Wels obtain other employment during the severance period. If Mr. Wels is terminated by the Mobitec Group without cause, he will be entitled to severance payments in an aggregate amount equal to the greater of nine months base salary, subject to adjustment should Mr. Wels obtain other employment during the severance period. Mr. Wels may also be entitled to receive certain payments if his employment is terminated or his duties, authority or responsibilities are substantially diminished upon a change of control of the Mobitec Group (a “Triggering Event”). If any of the foregoing occurs following a Triggering Event, Mr. Wels will be entitled to receive a lump sum payment in an amount equal to two times his annual salary, incentive and bonus payments for the previous 12-month period; subject to adjustment for applicable tax laws.

Under the terms of his Executive Employment Agreement, the Mobitec Group shall provide Mr. Wels with disability coverage consistent with that offered to the other executive employees.

Under the terms of his Executive Employment Agreement, and in addition to any other provision relating to termination, Mr. Wels’ Executive Employment Agreement shall terminate upon his death. A severance allowance equal to three months’ salary shall be paid to Mr. Wels’s estate pursuant to regularly scheduled salary payments. The foregoing description of Mr. Wels’ Executive Employment Agreement does not purport to be a complete statement of the Company’s or Mr. Wels’ rights under his Executive Employment Agreement.

TRANSACTIONS WITH RELATED PERSONS DISCLOSURE

The Company’s CG&N Committee is charged in its Charter with the responsibility (working in connection with the Audit Committee, if appropriate) of assuring that all related-party transactions are reviewed and considered before the fact and disclosed to the full Board of Directors, with the appropriate disclosures to be made in the Company’s public filings. All of the transactions with related persons described herein were approved by the Board of Directors in accordance with this policy after full disclosure of the terms and conditions of each transaction.

On June 30, 2008, DRI Corporation and John D. Higgins, the Company’s lead independent director, entered into an Agreement, whereby an 8 percent Convertible Debenture (“Debenture”) issued to Mr. Higgins on August 26, 2002, was executed. The adjusted conversion price on the Debenture was $1.10, which resulted in Mr. Higgins being issued 227,273 shares of Common Stock upon conversion, the approximate value of which was $625,000 at the conversion date. All accrued, but unpaid, interest was paid through the date of conversion, the approximate value of which was approximately $1,600. As a result of the conversion, all priorities and securities under the Debenture were terminated and released.

OTHER BUSINESS

Except for the matters described herein, as of the date of this Proxy Statement, the Board of Directors does not intend to present any other business for action at the Annual Meeting of Shareholders and knows of no other matters to be presented at the Annual Meeting of Shareholders that are proper subjects for action by the Shareholders. However, if any other business should properly come before the Annual Meeting of Shareholders, it is intended that votes will be cast pursuant to the authority granted by the enclosed proxy card or voting instruction card in accordance with the best judgment of the person acting under the proxy.

DIRECTOR CANDIDATE NOMINEES FOR ANNUAL MEETING 2010

Shareholders wishing to propose nominees for directors for next year’s Annual Meeting of Shareholders should submit such proposed nominees to the Company by the date that Shareholder proposals for next year’s Proxy Statement must be received. Refer to “Shareholder Proposals for Annual Meeting in 2010.” All nominees proposed by Shareholders will be considered by the CG&N Committee in making its nominations for directors, but not every proposed nominee will be accepted. Shareholders also have the right to nominate persons for election as directors in accordance with procedures set forth in the Company’s Amended and Restated Bylaws, as amended.

SHAREHOLDER PROPOSALS FOR ANNUAL MEETING 2010

If a Shareholder wishes to submit a Shareholder proposal pursuant to Rule 14a-5(e) of the Securities and Exchange Act for inclusion in the Company’s Proxy Statement for the Annual Meeting of Shareholders in 2010, the Company must receive such proposal and supporting statements, if any, at its principal executive office no later than December 31, 2009.

If a Shareholder wishes to submit a Shareholder proposal outside of Rule 14a-5(e) to be brought before the Annual Meeting of Shareholders in 2010, the Shareholder must give timely notice in writing to the Secretary of the Company. The Company must receive such notice at its principal executive office not less than 60 days nor more than 90 days prior to the date of the Annual Meeting of Shareholders in 2010, pursuant to the Company’s Amended and Restated Bylaws, as amended. A Shareholder’s notice to the Secretary must set forth, as to each matter the Shareholder proposes to bring before the Annual Meeting of Shareholders in 2010: (1) a brief description of the business desired to be brought before the Annual Meeting of Shareholders in 2010; (2) the reason(s) for conducting such business at the Annual Meeting of Shareholders in 2010; (3) the name and record address of the Shareholder proposing such business; (4) the class and number of shares of the Company that are beneficially owned by the Shareholder proposing such business; and (5) any financial interest in the proposed business of the Shareholder proposing such business.

Such proposals should be submitted in writing to: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Fax: (214) 378-8437; E-Mail: ir@digrec.com.

QUESTIONS

Proposals

You should rely only on the information contained in or incorporated by reference in this Proxy Statement to vote on the proposals herein. We have not authorized anyone to provide you with information that is different from what is contained in this Proxy Statement. You should not assume that the information contained in the Proxy Statement is accurate as of any date other than the date hereof, and the mailing of this Proxy Statement to the Company’s Shareholders shall not create any implication to the contrary.

If you have any questions regarding the proposals discussed in this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Phone: (214) 378-8992; Fax: (214) 378-8437; and E-Mail: ir@digrec.com.

Common Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact the Company’s transfer agent: American Stock Transfer & Trust Company; Attention: Proxy Department; 59 Maiden Lane; New York, N.Y. 10038.

Preferred Stock

If you have any questions with respect to voting your shares, or if you would like additional copies of this Proxy Statement, you should contact: DRI Corporation; Corporate Administration; 13760 Noel Road, Suite 830; Dallas, Texas 75240; Phone: (214) 378-8992; Fax: (214) 378-8437; and E-Mail: ir@digrec.com.

FOR MORE INFORMATION

We file quarterly and annual reports on Form 10-Q and Form 10-K, respectively, proxy statements and other information with the SEC. You may read and copy any reports, statements or other information we file at the SEC’s public reference room, located at 100 F Street NE, Washington, D.C. 20549. Please call the SEC at (800) 732-0330 for further information on the public reference room. The Company’s SEC filings are also available to the public via: (1) commercial document retrieval services; (2) the SEC’s Web site, www.sec.gov; and (3) the Company’s Web site, www.digrec.com.

SIGNATURES

By Order of the Board of Directors,

DAVID L. TURNEY
Chairman, President and Chief Executive Officer
April 23, 2009

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ANNUAL MEETING OF SHAREHOLDERS OF DRI CORPORATION June 2, 2009 PROXY VOTING INSTRUCTIONS INTERNET - Access "www.voteproxy.com" and follow the on-screen instructions. Have your proxy card available when you access the Web page, and use the Company Number and Account Number shown on your proxy card. TELEPHONE - Call toll-free 1-800-PROXIES (1-800-776-9437) in COMPANY NUMBER the United States or 1-718-921-8500 from foreign countries from any touch-tone telephone and follow the instructions. Have your proxy card available when you call and use the Company Number and ACCOUNT NUMBER Account Number shown on your proxy card. Vote online/phone until 11:59 PM EST the day before the meeting. MAIL - Sign, date and mail your proxy card in the envelope provided as soon as possible. IN PERSON - You may vote your shares in person by attending the Annual Meeting of Shareholders. NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL: The Notice of the Annual Meeting of Shareholders, Proxy Statement and proxy card are available at http://www.amstock.com/ProxyServices/ViewMaterials.asp Please detach along perforated line and mail in the envelope provided IF you are not voting via telephone or the Internet. 20730300000000000000 9 060209 THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE ELECTION OF DIRECTORS AND "FOR" PROPOSALS 2 AND 3. PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS SHOWN HERE x 1. PROPOSAL TO ELECT SEVEN DIRECTORS TO SERVE UNTIL THE ANNUAL MEETING OF SHAREHOLDERS IN 2010. NOMINEES: FOR ALL NOMINEES O John D. Higgins O Huelon Andrew Harrison WITHHOLD AUTHORITY O C. James Meese Jr. FOR ALL NOMINEES O Stephanie L. Pinson O John K. Pirotte FOR ALL EXCEPT O Juliann Tenney (See instructions below) O David L. Turney INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark "FOR ALL EXCEPT" and fill in the circle next to each nominee you wish to withhold, as shown here: JOHN SMITH 1234 MAIN STREET APT. 203 NEW YORK, NY 10038 To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method. 2. PROPOSAL TO RATIFY THE SELECTION OF GRANT THORNTON LLP AS INDEPENDENT AUDITORS FOR FISCAL YEAR 2009. 3. IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON SUCH OTHER BUSINESS AS MAY PROPERLY COME BEFORE THE MEETING. This proxy when properly executed will be voted as directed herein by the undersigned shareholder. If no direction is made, this proxy will be voted FOR ALL NOMINEES in Proposal 1 and be voted FOR Proposal 2 and FOR Proposal 3. Signature of Shareholder Date: Signature of Shareholder Date: Note: Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

DRI CORPORATION This Proxy for the Annual Meeting of Shareholders on June 2, 2009 is Solicited on Behalf of the Board of Directors As an alternative to completing this form, you may enter your vote instruction by telephone at 1-800-PROXIES, or via the Internet at WWW.VOTEPROXY.COM and follow the simple instructions. Use the Company Number and Account Number shown on your proxy card. The undersigned appoints David L. Turney and Stephen P. Slay, and each of them, with full power of substitution and power to act alone, as proxies to vote all the shares of Common Stock, and Preferred Stock as appropriate, which the undersigned would be entitled to vote if personally present and acting at the Annual Meeting of Shareholders of DRI Corporation, to be held June 2 , 2009, at The Westin Galleria Dallas, 13340 Dallas Parkway, Dallas, Texas 75240, and at any adjournments or postponements thereof, as follows: (Continued and to be signed on the reverse side.)